Exhibit 10.17

AMENDED BOXABL INC. 2021 STOCK INCENTIVE PLAN EFFECTIVE DA TE: October 4, 2021 APPROVED BY STOCKHOLDERS: October 4, 2021 EXPIRATION DATE: October 4, 2031 ARTICLE 1 PURPOSE; EFFECTIVE DA TE; EXPIRATION DA TE 1.1 PURPOSE. The purpose of the Boxabl Inc. 2021 Stock Incentive Plan (as amended hereby and as further amended from time to time, the "Plan") is to promote the interests and long-term success of Boxabl Inc., a Nevada corporation (the "Company"), and its stockholders by providing an incentive to attract, retain and reward certain employees, non-employee directors of, and Consultants to, the Company or an Affiliate, and to motivate such persons to contribute to the continued growth and success of the Company. To further these objectives, this Plan provides for the award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Stock Grants. 1.2 EFFECTIVE DATE. The Plan is effective on the date set forth above as such, which is the date it was first approved by the Company's stockholders (the "Effective Date"). The terms of the Plan were further amended on October 18, 2024 (the "Amendment Date") to correct a scrivener's error, to clarify some terms, and to change other terms of the Plan. Solely to the extent that any amended term of the Plan would have required the consent of a Participant holding an outstanding Award as of the Amendment Date pursuant to Section 12.2 below, such tem1, as in effect immediately prior to the Amendment Date, shall apply to such Award. 1.3 EXPIRATION DATE. Unless sooner terminated by the Company's Board of Directors (the "Board"), the Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date (the "Expiration Date"). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the A ward Agreement. 2.1 ARTICLE 2 DEFINITIONS AND CONSTRUCTION DEFINITIONS. The following words and phrases shall have the following meanings: (a) "Affiliate" means: (i) a corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as is the Company; or (ii) any other trade or business (whether or not incorporated) controlling, controlled by, or under common control with the Company (within the meaning of Section 414(c) of the Code). (b) "Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Stock Grant Award granted to a Participant pursuant to the Plan. (c) "Award Agreement" means any written agreement, contract, or other instrument or document including an electronic agreement or document evidencing an Award, regardless of whether the Participant's signature or acknowledgement is required. (d) "Board" means the Board of Directors of the Company. Exhibit 10.17